Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Doni Fordyce

L-1 Investment Partners

203-504-1109

dfordyce@L-1ip.com

Viisage Reports Second Quarter 2006 Financial Results

BILLERICA, Mass. — August 3, 2006 —Viisage (Nasdaq: VISG), a leading provider of advanced technology identity solutions, today reported results for the quarter ended June 30, 2006. Revenue for the second quarter of 2006 was $24.9 million compared to $20.1 million in the second quarter of 2005. Revenue from Integrated Biometrics Technology (IBT) and SecuriMetrics, acquired December 16, 2005 and February 17, 2006, respectively, was $6.9 million and is included in the results for the full second quarter of 2006. Prior year revenue for the quarter ended June 30, 2005 included $4 million of one time and accelerated orders from ABN AMRO, the Department of Defense (DOD) and the U.S. Department of State (DOS). The Company reported a second quarter net loss of $1.6 million, or $0.06 per diluted share, compared to a net loss of $0.5 million, or $0.03 per diluted share in the second quarter of 2005. The results of the second quarter of 2006 include a non-cash charge of $0.8 million for stock-based compensation in connection with the adoption of FAS 123(R) on January 1, 2006.

Gross margin in the second quarter of 2006 was 29 percent, compared to 31 percent in the second quarter of 2005, reflecting the impact of IBT and an unusually large sale of products in the second quarter of 2005. Gross margin, excluding the impact of the acquisitions of IBT and SecuriMetrics was 32 percent. Earnings before interest, taxes, depreciation and amortization and non-cash stock compensation expense, or Adjusted EBITDA, was $3.8 million in the second quarter, compared to $3.0 million in the same period in the prior year.

Year to Date Results

Revenue for the first half of 2006 was $48.3 million compared to $37.0 million for the same period in the prior year. Revenue from IBT and SecuriMetrics of $13.3 million has been included in the six month results since their respective dates of acquisition. Prior year revenue for the same period included $4.5 million of one time and accelerated revenues from ABN AMRO, the DOS and the DOD. The Company reported a net loss of $3.8 million, or $0.13 per diluted share compared to a net loss of $2.1 million, or $0.11 per diluted share for the corresponding period in the prior year. The 2006 results include a non-cash charge for stock-based compensation of $1.4 million as a result of adopting FAS 123(R) on January 1, 2006.

Gross margin for the first half of 2006 was 28 percent compared to 32 percent for the same period in the prior year and reflects the impact of the acquisitions of IBT and SecuriMetrics. Gross margin for the first half of the year excluding the impact of the acquisitions was 32 percent. Adjusted EBITDA was $6.3 million compared to $4.6 million for the same period in the prior year.

“We are pleased with our second quarter results especially with respect to our bookings, which totaled $50 million during the quarter. Our healthy bookings rate reflects robust growth in our sole source US passport program and increases in our drivers’ license business,” said Robert V. LaPenta, Chairman of the Board of Viisage. “Furthermore, we continue to see a number of identity and credentialing programs, such as the Western Hemisphere Travel Initiative and the Real ID Act favorably impacting our current business and future prospects. We also are gaining traction with a significant number of opportunities worldwide for our facial recognition and document authentication equipment as countries strive to meet critical deadlines and comply with a myriad of legislative requirements including the US Visit and e-Passport initiatives.”

Mr. LaPenta also noted, “Our backlog is in excess of $210 million at June 30, 2006, compared to approximately $180 million at June 30, 2005. Our broad product and program base and significant backlog provides us with a unique position in the industry and confidence in our ability to achieve increased quarterly revenue performance.”

Second Quarter Highlights

•	Viisage continued to help state motor vehicle departments address security requirements of the REAL ID Act, with four deals announced in the quarter that collectively represented $48 million in contract revenue. These deals were with the Pennsylvania Department of Transportation, the Wisconsin Department of Transportation, the Arkansas Department of Finance and Administration, and the Maryland Department of Motor Vehicles.

•	Viisage saw added momentum in the automation of driver knowledge testing by state Department of Motor Vehicle (DMV) agencies as they seek to improve the accuracy and security of identity proofing, ID issuance and customer service. Six DMV agencies awarded Viisage contracts with a total value of $2.3 million in this area including Alabama, Mississippi, Nebraska, Kentucky, Colorado and Arkansas.

•	Internationally, the Australian Department of Immigration and Multicultural Affairs selected Viisage’s iA-thenticate® Smart Chip/RFID Electronic Document Reader for the authentication of passports, as well as e-passports at 26 embassies worldwide. This marks the second consecutive contract win for the Company from an Australian agency.

•	Organic growth continued, with follow-on orders in the quarter from ABN AMRO Bank, Kuwait Immigration Services, and the Province of Alberta, Canada.

LaPenta concluded, “We are nearing the completion of our merger with Identix with a strong bench of technological and industry expertise in hand that will be a major differentiator for the company and offer competitive advantage for our customers. We recently welcomed former Deputy Secretary of the U.S. Department of Homeland Security James Loy and former Director of the U.S. Federal Bureau of Investigation (FBI) Louis Freeh to the Viisage Board of Directors. Their insight into the issues and concerns at local, state and federal agencies as they relate to protecting and securing personal identities will be invaluable. We also announced plans to acquire Iridian Technologies, which will further enhance our multi-modal biometric product portfolio and open up a new era for the market in the development of applications based on iris recognition technologies.”

Guidance

The Company expects to complete the merger with Identix on or about August 29, 2006. Assuming the transaction is concluded, the combined entity expects pro forma revenue for the second half of the year in the range of $120 to $125 million with pro forma Adjusted EBITDA of between $25 and $27 million. The Company expects gross margin to be approximately 40 percent for the second half of 2006. (See Adjusted EBITDA discussion below.)

Conference Call Information

The Company will host a conference call with the investment community to discuss its operating results beginning at 5:00 p.m. EDT today. The dial-in number for the call is 800-299-0148, participant passcode 21054761. Internationally, please dial 617-801-9711, using the same confirmation code. The call also will be available via live audio webcast, found under the Conference Calls page of the Investors section of the company’s Web site www.viisage.com. To access the webcast, please go to the company’s Web site at least 10 minutes prior to the start of the call and follow the directions. A replay of the webcast will be available at Viisage’s Web site beginning an hour after completion of the call.

Adjusted EBITDA

Viisage uses Adjusted EBITDA as a non-GAAP financial performance measurement. Adjusted EBITDA is calculated by adding back to net income (loss) interest, taxes, depreciation, amortization, and stock-based compensation expense. Adjusted EBITDA is provided to investors to supplement the results of operations reported in accordance with GAAP. Management believes Adjusted EBITDA is useful to help investors analyze the operating trends of the business before and after the adoption of FAS 123(R) and to assess the relative underlying performance of businesses with different capital and tax structures. Management believes that Adjusted EBITDA provides an additional tool for investors to use in comparing Viisage’s financial results with other companies in the industry, many of which also use Adjusted EBITDA in their communications to investors. By excluding non-cash charges such as amortization, depreciation and stock-based compensation, as well as non-operating charges for interest and income taxes, Viisage can evaluate its operations and can compare its results on a more consistent basis to the results of other companies in the industry. Management also uses Adjusted EBITDA to evaluate potential acquisitions, establish internal budgets and goals, and evaluate performance.

Viisage considers Adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a useful measure of the Company’s historical operating trend. However, there are significant limitations to the use of Adjusted EBITDA since it excludes interest income and expense and income taxes, all of which impact the Company’s profitability, as well as depreciation and amortization related to the use of long term assets which benefit multiple periods. Viisage believes that these limitations are compensated by providing Adjusted EBITDA only with GAAP net income (loss) and clearly identifying the difference between the two measures. Consequently, Adjusted EBITDA should not be considered in isolation or as a substitute for net income (loss) presented in accordance with GAAP. Adjusted EBITDA as defined by the Company may not be comparable with similarly named measures provided by other entities.

We have not provided a reconciliation of expected pro forma net income (loss) to expected pro forma Adjusted EBITDA for the second half of 2006 because such data is based on the assumed merger with Identix as of July 1, 2006. Because the actual timing of the merger and related actions to improve profitability are not known, related costs could not be quantified, accordingly, a reliable projection of net income for the second half of the year is not available without unreasonable efforts. A reconciliation of GAAP Net Income (Loss) to Adjusted EBITDA for the historical periods follows:

	(in millions)
	For the Quarter Ended		For the Six Months Ended
	June 30, 2006	July 3, 2005	June 30, 2006	July 3, 2005
Net Loss	$(1.6)	$(0.5)	$(3.8)	$(2.1)
Add/Deduct:
Depreciation and Amortization	$4.4	$3.2	$8.5	$6.1
Interest (Income)/Expense, Net	$(0.5)	$—	$(1.1)	$—
Provision for Income Taxes	$0.7	$0.3	$1.3	$0.6
Stock Based Compensation	$0.8	$—	$1.4	$—

Adjusted EBITDA	$3.8	$3.0	$6.3	$4.6

About Viisage Technology, Inc.

Viisage delivers advanced technology identity solutions for governments, law enforcement agencies and businesses concerned with enhancing security, reducing identity theft, and protecting personal privacy. Viisage solutions include secure credentials such as passports and drivers’ licenses, biometric technologies for uniquely linking individuals to those credentials, and credential authentication technologies to ensure the documents are valid before individuals are allowed to cross borders, gain access to finances, or be granted other privileges. With more than 3,000 installations worldwide, Viisage’s identity solutions stand out as a result of the company’s industry-leading technology and unique understanding of customer needs. Viisage’s product suite includes IdentityTOOLS(TM) SDK, Viisage PROOF(TM), FaceEXPLORER(R), iA-thenticate(R), ID-GUARD(R), BorderGuard(R), PIER(TM), HIIDE(TM), AutoTest(TM), FacePASS(TM) and FaceFINDER(R).

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Forward Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time to time by Viisage through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s current views with respect to the future events or financial performance discussed in this release, based on management’s beliefs and assumptions and information currently available. When used, the words “believe”, “anticipate”, “estimate”, “project”, “should”, “expect”, “plan”, “assume” and similar expressions that do not relate solely to historical matters identify forward-looking statements. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the size and timing of contract awards, performance on contracts, performance of acquired companies, availability and cost of key components, unanticipated results from audits of the financial results of the Company and acquired companies, changing interpretations of generally accepted accounting principles, outcomes of government reviews, developments with respect to litigation to which we are a party, potential fluctuations in quarterly results, dependence on large contracts and a limited number of customers, lengthy sales and implementation cycles, market acceptance of new or enhanced products and services, proprietary technology and changing competitive conditions, system performance, management of growth, dependence on key personnel, ability to obtain project financing, general economic and political conditions and other factors affecting spending by customers, and the unpredictable nature of working with government agencies. In addition, such risks and uncertainties include, among others, the following risks: that requisite Iridian shareholder approval will not be obtained, or that the pending Iridian acquisition will not close or otherwise be delayed, that the merger with Identix will not close, that the regulatory or shareholder approval will not be obtained, that the closing will be delayed, that customers and partners will not react favorably to the merger, integration risks, the risk that the combined companies may be unable to achieve cost-cutting synergies, and other risks described in Viisage’s and Identix’ Securities and Exchange Commission filings, including the Registration Statement on Form S-4 filed with the SEC in connection with the transaction, Viisage’s Annual Report on Form 10-K for the year ended December 31, 2005 and its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and Identix’ Annual Report on Form 10-K for the year ended June 30, 2005 and its Quarterly Reports on Form 10-Q for the quarters ended September 30, 2005, December 31, 2005 and March 31, 2006 under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Viisage expressly disclaims any obligation to update any forward-looking statements.

Additional Information and Where to Find It

Investors and security holders of both Viisage and Identix are advised to read the joint proxy statement/prospectus regarding the proposed business combination transaction between the two companies because it contains important information. Viisage and Identix have mailed a joint proxy statement/prospectus about the transaction to their respective stockholders. This joint proxy statement/prospectus has been filed with the Securities and Exchange Commission by both companies. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus and other documents filed by the companies at the Securities and Exchange Commission’s web site at http://www.sec.gov. The joint proxy statement/prospectus and such other documents may also be obtained from Identix or Viisage by directing such requests to the companies.

Participants In Solicitation

Viisage, Identix and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning Viisage’s participants is set forth in the joint proxy statement/prospectus dated July 27, 2006, for Viisage’s special meeting of shareholders to be held on August 29, 2006 as filed with the SEC as part of the registration statement on Form S-4. Information concerning Identix’ participants is set forth in the joint proxy statement/prospectus dated July 27, 2006, for Identix’ special meeting of shareholders as filed with the SEC on Schedule 14A.

VIISAGE TECHNOLOGY, INC.

Condensed Consolidated Statements of Operations

(in millions, except per share amounts)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2006	July 3, 2005	June 30, 2006	July 3, 2005
Revenue	$24.9	$20.1	$48.3	$37.0
Cost of Revenues:
Cost of Revenue [1]	15.7	12.7	30.8	22.9
Amortization of Purchased Intangible Assets	2.0	1.2	3.9	2.4

Total Cost of Revenue	17.7	13.9	34.7	25.3

Gross Profit	7.2	6.2	13.6	11.7

Operating Expenses:
Sales and Marketing [2]	2.9	2.0	5.3	4.2
Research and Development [3]	1.9	1.2	3.5	2.5
General and Administrative [4]	3.6	3.1	8.1	6.4
Amortization of Purchase Intangible Assets	0.1	0.1	0.2	0.2

Total Operating Expenses	8.5	6.4	17.2	13.3

Loss from Operations:	(1.3)	(0.2)	(3.6)	(1.6)
Interest Income, net	0.4	—	1.1	—
Other Expense, net	—	—	—	0.1

Loss Before Income Taxes	(0.9)	(0.2)	(2.5)	(1.5)
Provision for Income Taxes	0.7	0.3	1.3	0.6

Net Loss	$(1.6)	$(0.5)	$(3.8)	$(2.1)

Net loss per Basic and Diluted Share	$(0.06)	$(0.03)	$(0.13)	$(0.11)

Weighted Average Basic and Diluted Shares	29.1	19.2	29.0	19.2

[1]	Includes $0.1 and $0.2 and stock-based compensation in three and six months ended June 30, 2006, respectively
[2]	Includes $0.2 and $0.4 and stock-based compensation in three and six months ended June 30, 2006, respectively
[3]	Includes $0.1 and $0.2 and stock-based compensation in three and six months ended June 30, 2006, respectively
[4]	Includes $0.4 and $0.7 and stock-based compensation in three and six months ended June 30, 2006, respectively

VIISAGE TECHNOLOGY, INC.

Condensed Consolidated Balance Sheets (in millions)

(unaudited)

	June 30, 2006	December 31, 2005
Assets
Current Assets:
Cash	$43.6	$72.4
Other Current Assets	23.9	20.5

Total Current Assets	67.5	92.9
Property and Equipment, net	19.4	19.5
Goodwill and Net Intangible Assets	206.5	179.4
Other Assets	5.0	2.3

Total Assets	$298.4	$294.1

Liabilities & Shareholders Equity
Current Liabilities:
Accounts Payable, Accrued Expenses and Other Current Liabilities	14.7	12.8
Current Deferred Revenue	3.3	2.6

Total Current Liabilities	18.0	15.4
Deferred Tax Liability	3.0	2.0
Deferred Revenue	2.0	1.7
Other Liabilities	0.2	0.3

Total Liabilities	23.2	19.4
Shareholders’ Equity	275.2	274.7

Total Liabilities and Shareholders’ Equity	$298.4	$294.1